ALEXANDER & BALDWIN, INC.

AMENDED AND RESTATED
2012 INCENTIVE COMPENSATION PLAN
AS ASSUMED ON NOVEMBER 8, 2017
Explanatory Note: On November 8, 2017, the Alexander & Baldwin, Inc. 2012 Incentive Compensation Plan, as amended, was amended and restated and assumed upon the consummation of a merger (the “Merger”) in which A&B REIT Merger Corporation, a wholly-owned subsidiary of the Corporation, merged with and into the Predecessor Company. As a result of the Merger and the assumption of the Plan by the Corporation, the securities issuable pursuant to the provisions of this Plan shall be securities of the Corporation, and equity awards granted under this Plan (including pursuant to the Legacy Addendum hereto) and outstanding at the time of the Merger were adjusted in accordance with the terms of this Plan.
ARTICLE ONE
GENERAL PROVISIONS

I.	PURPOSE OF THE PLAN
This Amended and Restated 2012 Incentive Compensation Plan is intended to promote the interests of Alexander & Baldwin, Inc., a Hawaii corporation, by providing eligible persons in the Corporation’s service with the opportunity to participate in one or more cash or equity incentive compensation programs designed to encourage them to continue their service relationship with the Corporation.
Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

II.	STRUCTURE OF THE PLAN
A.    The Plan shall be divided into a series of separate incentive compensation programs:
•the Discretionary Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock or stock appreciation rights tied to the value of such Common Stock,
-    the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock pursuant to restricted stock awards, restricted stock units, performance shares or other stock-based awards which vest upon the completion of a designated service period or the attainment of pre-established performance milestones, or such shares of Common Stock may be issued through direct purchase or as a bonus for services rendered the Corporation (or any Parent or Subsidiary),

-    the Incentive Bonus Program under which eligible persons may, at the discretion of the Plan Administrator, be provided with incentive bonus opportunities through performance unit awards and special cash incentive programs tied to the attainment of pre-established performance milestones, and
-    the Automatic Grant Program under which eligible non-employee Board members will automatically receive equity awards at designated intervals over their period of continued Board service.
B.    The provisions of Articles One and Six shall apply to all incentive compensation programs under the Plan and shall govern the interests of all persons under the Plan.

III.	ADMINISTRATION OF THE PLAN
A.    The Compensation Committee (either acting directly or through a subcommittee of two or more members of the Compensation Committee) shall have sole and exclusive authority to administer the Discretionary Grant, Stock Issuance and Incentive Bonus Programs with respect to Section 16 Insiders. Administration of the Discretionary Grant, Stock Issuance and Incentive Bonus Programs with respect to all other persons eligible to participate in those programs may, at the Board’s discretion, be vested in the Compensation Committee or a Secondary Board Committee, or the Board may retain the power to administer those programs with respect to all such persons. However, all Awards to non-employee Board members (other than pursuant to the Automatic Grant Program) shall be made by the Compensation Committee (or subcommittee thereof) which shall at the time of any such Award be comprised solely of independent directors, as determined in accordance with the governance standards established by the Stock Exchange on which the Common Stock is at the time primarily traded (the “Independent Directors”). In addition, any Awards for members of the Compensation Committee (other than pursuant to the Automatic Grant Program) must be authorized by a disinterested majority of the Independent Directors.
B.    Members of the Compensation Committee or any Secondary Board Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Board Committee and reassume all powers and authority previously delegated to such committee.
C.    Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Grant, Stock Issuance and Incentive Bonus Programs and to make such determinations under, and issue such interpretations of, the provisions of those programs and any outstanding Awards thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Grant, Stock Issuance and Incentive Bonus Programs under its jurisdiction or any Award thereunder.

D.    Service as a Plan Administrator by the members of the Compensation Committee or the Secondary Board Committee shall constitute service as Board members, and the members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Compensation Committee or the Secondary Board Committee shall be liable for any act or omission made in good faith with respect to the Plan or any Award thereunder.
E.    Administration of the Automatic Grant Program shall be self-executing in accordance with the terms of that program, and no Plan Administrator shall exercise any discretionary functions with respect to any Awards made under that program, except that the Compensation Committee (or subcommittee thereof) shall have the express authority to establish from time to time the applicable dollar amount to be used to determine the specific number of shares of Common Stock for which the initial and annual Awards are to be made to the non-employee Board members in accordance with the dollar value formula set forth in Article Five.

IV.	ELIGIBILITY
A.    The persons eligible to participate in the Plan are as follows:
(i)    Employees,
(ii)    non-employee members of the Board or the board of directors of any Parent or Subsidiary,
(iii)    consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary), and
(iv)    the Legacy Participants who qualify for Substitute Awards or Substitute Director Awards pursuant to the provisions of the Legacy Addendum.
B.    The Plan Administrator shall have full authority to determine, (i) with respect to Awards made under the Discretionary Grant Program, which eligible persons are to receive such Awards, the time or times when those Awards are to be made, the number of shares to be covered by each such Award, the time or times when the Award is to become exercisable, the vesting schedule (if any) applicable to the Award, the maximum term for which such Award is to remain outstanding and the status of a granted option as either an Incentive Option or a Non-Statutory Option; (ii) with respect to Awards under the Stock Issuance Program, which eligible persons are to receive such Awards, the time or times when the Awards are to be made, the number of shares subject to each such Award, the vesting and issuance schedules applicable to the shares which are the subject of such Award, the cash consideration (if any) payable for those shares and the form (cash or shares of Common Stock) in which the Award is to be settled; and (iii) with respect to Awards under the Incentive Bonus Program, which eligible persons are to receive such Awards, the time or times when the Awards are to be made, the performance objectives for each such Award, the amounts payable at designated levels of attained performance, any applicable service vesting requirements, the payout schedule for each such Award and the form (cash or shares of Common Stock) in which the Award is to be settled.
C.    The Plan Administrator shall have the absolute discretion to grant options or stock appreciation rights in accordance with the Discretionary Grant Program, to effect stock issuances and other stock-based awards in accordance with the Stock Issuance Program and to grant incentive bonus awards in accordance with the Incentive Bonus Program.
D.    The individuals who shall be eligible to participate in the Automatic Grant Program shall be limited to (i) those individuals who first become non-employee Board members on or after the Plan Effective Date, whether through appointment by the Board or election by the Corporation’s stockholders, and (ii) those individuals who continue to serve as non-employee Board members on or after the Plan Effective Date. A non-employee Board member who has previously been in the employ of the Corporation (or any Parent or Subsidiary) shall not be eligible to receive a grant under the Automatic Grant Program at the time he or she first becomes a non-employee Board member, but shall be eligible to receive periodic grants under the Automatic Grant Program while he or she continues to serve as a non-employee Board member.

V.	STOCK SUBJECT TO THE PLAN
A.    The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The number of shares of Common Stock reserved for issuance over the term of the Plan shall be limited to Four Million Three Hundred Thousand (4,300,000) shares.
B.    The maximum number of shares of Common Stock that may be issued pursuant to Incentive Options granted under Plan shall not exceed Four Million Three Hundred Thousand (4,300,000) shares.
C.    Each person participating in the Plan shall be subject the following limitations:
-    for Awards denominated in terms of shares of Common Stock (whether payable in Common Stock, cash or a combination of both), the maximum number of shares of Common Stock for which such Awards (including, without limitation, stock options, stock appreciation rights, restricted stock, restricted stock units and performance shares) may be made to such person in any calendar year shall not exceed Five Hundred Thousand (500,000) shares of Common Stock in the aggregate, and
-    for Awards denominated in terms of cash dollars (whether payable in cash, Common Stock or a combination of both), the maximum dollar amount for which such Awards may be made to such person in any calendar year shall not exceed Five Million Dollars ($5,000,000.00), with such limitation to be measured at the time the Award is made and not at the time the Award becomes payable.

D.    Shares of Common Stock subject to outstanding Awards made under the Plan shall be available for subsequent issuance under the Plan to the extent those Awards expire or terminate for any reason prior to the issuance of the shares of Common Stock subject to those Awards. Unvested shares issued under the Plan and subsequently forfeited or repurchased by the Corporation, at a price per share not greater than the original issue price paid per share, pursuant to the Corporation’s repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for subsequent reissuance. Should the exercise price of an option under the Plan be paid with shares of Common Stock, then the authorized reserve of Common Stock under the Plan shall be reduced by the gross number of shares for which that option is exercised, and not by the net number of shares issued under the exercised stock option. Upon the exercise of any stock appreciation right under the Plan, the share reserve shall be reduced by the gross number of shares as to which such right is exercised, and not by the net number of shares actually issued by the Corporation upon such exercise. If shares of Common Stock otherwise issuable under the Plan are withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the issuance, vesting or exercise of an Award or the issuance of Common Stock thereunder, then the number of shares of Common Stock available for issuance under the Plan shall be reduced on the basis of the gross number of shares issued, vested or exercised under such Award, calculated in each instance prior to any such share withholding.
E.    Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, spin-off transaction or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, or should the value of outstanding shares of Common Stock be substantially reduced as a result of a spin-off transaction or an extraordinary dividend or distribution, or should there occur any merger, consolidation or other reorganization, then equitable adjustments shall be made by the Plan Administrator to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities that may be issued pursuant to Incentive Options granted under the Plan, (iii) the maximum number and/or class of securities for which any one person may be granted Common Stock-denominated Awards under the Plan per calendar year, (iv) the number and/or class of securities and the exercise or base price per share in effect under each outstanding Award under the Discretionary Grant Program, (v) the number and/or class of securities subject to each outstanding Award under the Stock Issuance Program and the cash consideration (if any) payable per share, (vi) the number and/or class of securities subject to each outstanding Award under the Automatic Grant Program, (vii) the number and/or class of securities for which Awards may subsequently be made to new and continuing non-employee Board members under the Automatic Grant Program, (vii) the number and/or class of securities subject to each outstanding Award under the Incentive Bonus Program denominated in shares of Common Stock and (ix) the number and/or class of securities subject to the Corporation’s outstanding repurchase rights under the Plan and the repurchase price payable per share. The adjustments shall be made in such manner as the Plan Administrator deems appropriate in order to prevent the dilution or enlargement of benefits under the Plan and the outstanding Awards thereunder, and such adjustments shall be final, binding and conclusive. However, no such adjustments shall be made pursuant to the foregoing provisions of this Paragraph E. to reflect the impact of the A&B Distribution (as that term is defined in the attached Legacy Addendum) upon the outstanding

Common Stock or the value of such Common Stock. In the event of a Change in Control, the adjustments (if any) shall be made solely in accordance with the applicable provisions of the Plan governing Change in Control transactions.
F.    Outstanding Awards granted pursuant to the Plan shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

ARTICLE TWO

DISCRETIONARY GRANT PROGRAM

I.	OPTION TERMS
Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.
A.    Exercise Price.
1.    The exercise price per share shall be fixed by the Plan Administrator; provided, however, that, except for the Substitute Awards and Substitute Director Awards made pursuant to the provisions of the Legacy Addendum, such exercise price shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the grant date.
2.    The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of the documents evidencing the option, be payable in one or more of the forms specified below:
(i)    cash or check made payable to the Corporation,
(ii)    shares of Common Stock (whether delivered in the form of actual stock certificates or through attestation of ownership) held for the requisite period (if any) necessary to avoid any resulting charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date,
(iii)    shares of Common Stock otherwise issuable under the option but withheld by the Corporation in satisfaction of the exercise price, with such withheld shares to be valued at Fair Market Value on the exercise date, and
(iv)    to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide instructions to (a) a brokerage firm (reasonably satisfactory to the Corporation for purposes of administering such procedure in compliance with the Corporation’s pre-clearance/pre-notification policies) to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm on such settlement date in order to complete the sale.

Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.
B.    Exercise and Term of Options.
1.    Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of ten (10) years measured from the option grant date.
2.    The Plan Administrator shall also have the discretionary authority, consistent with Code Section 162(m), to structure one or more Awards under the Discretionary Grant Program so that those Awards shall vest and become exercisable only after the achievement of pre-established corporate performance objectives based on one or more Performance Goals and measured over the performance period specified by the Plan Administrator at the time of the Award
3.    Notwithstanding the foregoing, the following limitations shall apply with respect to the vesting schedules established for the Awards made under the Discretionary Grant Program, subject to the acceleration provisions in Paragraph C.2 below and Section IV of this Article Two:
(i)    for any such Award which is to vest on the basis of Service, the minimum vesting period shall be three (3) years, with the rate of vesting over that period to be determined by the Plan Administrator; and
(ii)     for any such Award which is to vest on the basis of performance objectives, the performance period shall have a duration of at least one year.
C.    Effect of Termination of Service.
1.    The following provisions shall govern the exercise of any options granted pursuant to the Discretionary Grant Program that are outstanding at the time of the Optionee’s cessation of Service or death:
(i)    Any option outstanding at the time of the Optionee’s cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.
(ii)    Any option held by the Optionee at the time of the Optionee’s death and exercisable in whole or in part at that time may be subsequently exercised by the personal representative of the Optionee’s estate or by the person or persons to whom the option is transferred pursuant to the Optionee’s will or the laws of inheritance or by the Optionee’s designated beneficiary or beneficiaries of that option.
(iii)    Should the Optionee’s Service be terminated for Cause or should the Optionee otherwise engage in conduct constituting grounds for a termination for Cause while holding one or more outstanding options granted under this Article Two, then all of those options shall terminate immediately and cease to be outstanding.
(iv)    During the applicable post-Service exercise period, the option may not be exercised for more than the number of vested shares for which the option is at the time exercisable; provided, however, that one or more options under the Discretionary Grant Program may be structured so that those options continue to vest in whole or part during the applicable post-Service exercise period. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any shares for which the option has not been exercised.
2.    The Plan Administrator shall have complete discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:
(i)    extend the period of time for which the option is to remain exercisable following the Optionee’s cessation of Service from the limited exercise period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term,
(ii)    include an automatic extension provision whereby the specified post-Service exercise period in effect for any option granted under this Article Two shall automatically be extended by an additional period of time equal in duration to any interval within the specified post-Service exercise period during which the exercise of that option or the immediate sale of the shares acquired under such option could not be effected in compliance with applicable federal and state securities laws, but in no event shall such an extension result in the continuation of such option beyond the expiration date of the term of that option, and/or
(iii)    permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee’s cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested had the Optionee continued in Service.
D.    Stockholder Rights. The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

E.    Repurchase Rights. The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while such shares are unvested, the Corporation shall have the right to repurchase any or all of those unvested shares at a price per share equal to the lower of (i) the exercise price paid per share or (ii) the Fair Market Value per share of Common Stock at the time of repurchase. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.
F.        Transferability of Options. The transferability of options granted under the Plan shall be governed by the following provisions:
(i)    Incentive Options: During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or the laws of inheritance following the Optionee’s death.
(ii)    Non-Statutory Options. Non-Statutory Options shall be subject to the same limitation on transfer as Incentive Options, except that the Plan Administrator may structure one or more Non-Statutory Options so that the option may be assigned in whole or in part during the Optionee’s lifetime to one or more Family Members of the Optionee or to a trust established exclusively for the Optionee and/or such Family Members, to the extent such assignment is in connection with the Optionee’s estate plan or pursuant to a domestic relations order. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.
(iii)    Beneficiary Designations. Notwithstanding the foregoing, the Optionee may designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options under this Article Two (whether Incentive Options or Non-Statutory Options), and those options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee’s death while holding those options. Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee’s death.

II.	INCENTIVE OPTIONS
The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Six shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to the terms of this Section II.
A.    Eligibility. Incentive Options may only be granted to Employees.

B.    Dollar Limitation. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000).
To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, then for purposes of the foregoing limitations on the exercisability of those options as Incentive Options, such options shall be deemed to become first exercisable in that calendar year on the basis of the chronological order in which they were granted, except to the extent otherwise provided under applicable law or regulation.

C.    10% Stockholder. If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five (5) years measured from the option grant date.

III.	STOCK APPRECIATION RIGHTS
A.    Authority. The Plan Administrator shall have full power and authority, exercisable in its sole discretion, to grant stock appreciation rights in accordance with this Section III to selected Optionees or other individuals eligible to receive option grants under the Discretionary Grant Program.
B.    Types. Two types of stock appreciation rights shall be authorized for issuance under this Section III: (i) tandem stock appreciation rights (“Tandem Rights”) and (ii) stand-alone stock appreciation rights (“Stand-alone Rights”).
C.    Tandem Rights. The following terms and conditions shall govern the grant and exercise of Tandem Rights.
1.    One or more Optionees may be granted a Tandem Right, exercisable upon such terms and conditions as the Plan Administrator may establish, to elect between the exercise of the underlying option for shares of Common Stock or the surrender of that option in exchange for a distribution from the Corporation in an amount equal to the excess of (i) the Fair Market Value (on the option surrender date) of the number of shares in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (ii) the aggregate exercise price payable for such vested shares.
2.    Any distribution to which the Optionee becomes entitled upon the exercise of a Tandem Right may be made in (i) shares of Common Stock valued at Fair Market Value on the option surrender date, (ii) cash or (iii) a combination of cash and shares of Common Stock, as specified in the applicable Award agreement.
D.    Stand-Alone Rights. The following terms and conditions shall govern the grant and exercise of Stand-alone Rights:

1.    One or more individuals eligible to participate in the Discretionary Grant Program may be granted a Stand-alone Right not tied to any underlying option under this Discretionary Grant Program. The Stand-alone Right shall relate to a specified number of shares of Common Stock and shall be exercisable upon such terms and conditions as the Plan Administrator may establish. In no event, however, may the Stand-alone Right have a maximum term in excess of ten (10) years measured from the grant date. The provisions and limitations of Paragraphs B.2 and B.3 of Section I of this Article Two shall also be applicable to any Stand-Alone Right awarded under the Plan.
2.    Upon exercise of the Stand-alone Right, the holder shall be entitled to receive a distribution from the Corporation in an amount equal to the excess of (i) the aggregate Fair Market Value (on the exercise date) of the shares of Common Stock underlying the exercised right over (ii) the aggregate base price in effect for those shares.
3.    The number of shares of Common Stock underlying each Stand-alone Right and the base price in effect for those shares shall be determined by the Plan Administrator in its sole discretion at the time the Stand-alone Right is granted. In no event, however, may the base price per share be less than the Fair Market Value per underlying share of Common Stock on the grant date.
4.    Stand-alone Rights shall be subject to the same transferability restrictions applicable to Non-Statutory Options and may not be transferred during the holder’s lifetime, except if such assignment is in connection with the holder’s estate plan and is to one or more Family Members of the holder or to a trust established for the holder and/or one or more such Family Members or pursuant to a domestic relations order covering the Stand-alone Right as marital property. In addition, one or more beneficiaries may be designated for an outstanding Stand-alone Right in accordance with substantially the same terms and provisions as set forth in Section I.F of this Article Two.
5.    The distribution with respect to an exercised Stand-alone Right may be made in (i) shares of Common Stock valued at Fair Market Value on the exercise date, (ii) cash or (iii) a combination of cash and shares of Common Stock, as specified in the applicable Award agreement.
6.    The holder of a Stand-alone Right shall have no stockholder rights with respect to the shares subject to the Stand-alone Right unless and until such person shall have exercised the Stand-alone Right and become a holder of record of the shares of Common Stock issued upon the exercise of such Stand-alone Right.
E.    Post-Service Exercise. The provisions governing the exercise of Tandem and Stand-alone Rights following the cessation of the recipient’s Service shall be substantially the same as those set forth in Section I.C.1 of this Article Two for the options granted under the Discretionary Grant Program, and the Plan Administrator’s discretionary authority under Section I.C.2 of this Article Two shall also extend to any outstanding Tandem or Stand-alone Appreciation Rights.

IV.	CHANGE IN CONTROL
A.    In the event of an actual Change in Control transaction, each outstanding Award under the Discretionary Grant Program shall automatically accelerate so that each such Award shall, immediately prior to the effective date of that Change in Control, become exercisable as to all the shares of Common Stock at the time subject to such Award and may be exercised as to any or all of those shares as fully vested shares of Common Stock. However, an outstanding Award under the Discretionary Grant Program shall not become exercisable on such an accelerated basis if and to the extent: (i) such Award is to be assumed by the successor corporation (or parent thereof) or is otherwise to continue in full force and effect pursuant to the terms of the Change in Control transaction or (ii) such Award is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time of the Change in Control on any shares as to which the Award is not otherwise at that time exercisable and provides for the subsequent vesting and concurrent payout of that spread in accordance with the same exercise/vesting schedule in effect for that Award or (iii) the acceleration of such Award is subject to other limitations imposed by the Plan Administrator. No such cash incentive program shall be established for any Award under the Discretionary Grant Program to the extent such program would otherwise be deemed to constitute a deferred compensation arrangement subject to the requirements of Code Section 409A and the Treasury Regulations thereunder. Notwithstanding the foregoing, any Award outstanding under the Discretionary Grant Program on the date of such Change in Control shall be subject to cancellation and termination, without cash payment or other consideration due the Award holder, if the Fair Market Value per share of Common Stock on the date of such Change in Control (or any earlier date specified in the definitive agreement for the Change in Control transaction) is less than the per share exercise or base price in effect for such Award.
B.    All outstanding repurchase rights under the Discretionary Grant Program shall automatically terminate, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, immediately prior to the effective date of an actual Change in Control transaction, except to the extent: (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) or are otherwise to continue in full force and effect pursuant to the terms of the Change in Control transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator.
C.    Immediately following the consummation of the Change in Control, all outstanding Awards under the Discretionary Grant Program shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or are otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction.
D.    Each Award which is assumed in connection with a Change in Control or otherwise continued in effect shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities into which the shares of Common Stock subject to that Award would have been converted in consummation of such Change in Control had those shares actually been outstanding at that time. Appropriate adjustments to reflect such Change in Control shall also be made to (i) the exercise or base price per share in effect under each outstanding Award, provided the aggregate exercise or base price in effect for such securities shall remain the same, (ii) the maximum number and/or class of securities available for issuance over the remaining term of the Plan, (iii) the maximum number and/or class of securities that may be issued pursuant to Incentive Options granted under the Plan, (iv) the maximum number and/or class of securities for which any one person may be granted Common Stock-denominated Awards under the Plan per calendar year, (v) the number and/or class of securities and the exercise or base price per share in effect under each outstanding Award under the Discretionary Grant Program, (vi) the number and/or class of securities subject to each outstanding Award under the Stock Issuance Program and the cash consideration (if any) payable per share, (vii) the number and/or class of securities subject to each outstanding Award under the Incentive Bonus Program denominated in shares of Common Stock, (vii) the number and/or class of securities subject to each outstanding Award under the Automatic Grant Program, (ix) the number and/or class of securities for which Awards may subsequently be made to new and continuing non-employee Board members under the Automatic Grant Program and (x) the number and/or class of securities subject to the Corporation’s outstanding repurchase rights under the Plan and the repurchase price payable per share. To the extent the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption or continuation of the outstanding Awards under the Discretionary Grant Program, substitute, for the securities underlying those assumed rights, one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control transaction, provided such common stock is readily traded on an established U.S. securities exchange or market.
E.    The Plan Administrator shall have the discretionary authority to structure one or more outstanding Awards under the Discretionary Grant Program so that those Awards shall, immediately prior to the effective date of an actual Change in Control transaction, become exercisable as to all the shares of Common Stock at the time subject to those Awards and may be exercised as to any or all of those shares as fully vested shares of Common Stock, whether or not those Awards are to be assumed in the Change in Control transaction or otherwise continued in effect. In addition, the Plan Administrator shall have the discretionary authority to structure one or more of the Corporation’s repurchase rights under the Discretionary Grant Program so that those rights shall terminate immediately prior to the effective date of an actual Change in Control transaction, and the shares subject to those terminated rights shall thereupon vest in full.
F.    The Plan Administrator shall have full power and authority to structure one or more outstanding Awards under the Discretionary Grant Program so that those Awards shall become exercisable as to all the shares of Common Stock at the time subject to those Awards in the event the Optionee’s Service is subsequently terminated by reason of an Involuntary Termination within a designated period following the effective date of any Change in Control transaction in which those Awards do not otherwise fully accelerate. In addition, the Plan Administrator may structure one or more of the Corporation’s repurchase rights so that those rights shall immediately terminate with respect to any shares held by the Optionee at the time of such Involuntary Termination, and the shares subject to those terminated repurchase rights shall accordingly vest in full at that time.

G.    The portion of any Incentive Option accelerated in connection with a Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar ($100,000) limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-statutory Option under the Federal tax laws.

V.	PROHIBITION ON REPRICING PROGRAMS
The Plan Administrator shall not (i) implement any cancellation/regrant program pursuant to which outstanding options or stock appreciation rights under the Plan are cancelled and new options or stock appreciation rights are granted in replacement with a lower exercise price per share, (ii) cancel outstanding options or stock appreciation rights under the Plan with exercise or base prices per share in excess of the then current Fair Market Value per share of Common Stock for consideration payable in cash, equity securities of the Corporation or in the form of any other Award under the Plan, except in connection with a Change in Control transaction, or (iii) otherwise directly reduce the exercise price in effect for outstanding options or stock appreciation rights under the Plan, without in each such instance obtaining stockholder approval.

ARTICLE THREE

STOCK ISSUANCE PROGRAM

I.	STOCK ISSUANCE TERMS
Shares of Common Stock may be issued under the Stock Issuance Program, either as vested or unvested shares, through direct and immediate issuances. Each such stock issuance shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to performance shares or restricted stock units which entitle the recipients to receive the shares underlying those Awards upon the attainment of designated performance goals or the satisfaction of specified Service requirements or upon the expiration of a designated time period following the vesting of those Awards.
A.    Issue Price.
1.    The issue price per share shall be fixed by the Plan Administrator, but, except as to the Substitute Awards or Substitute Director Awards made pursuant to the provisions of the Legacy Addendum, shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the Award date.
2.    Shares of Common Stock may be issued under the Stock Issuance Program for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:
(i)    cash or check made payable to the Corporation,
(ii)    past services rendered to the Corporation (or any Parent or Subsidiary); or
(iii)    any other valid consideration under the State in which the Corporation is at the time incorporated.
B.    Vesting Provisions.
1.    Shares of Common Stock issued under the Stock Issuance Program may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance as a bonus for Service rendered or may vest in one or more installments over the Participant’s period of Service or upon the attainment of specified performance objectives. The elements of the vesting schedule applicable to any unvested shares of Common Stock issued under the Stock Issuance Program shall be determined by the Plan Administrator and incorporated into the Stock Issuance Agreement. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to performance shares or restricted stock units which entitle the recipients to receive the shares underlying those Awards upon the attainment of designated performance goals or the satisfaction of specified Service requirements or upon the expiration of a designated time period following the vesting of those Awards, including (without limitation) a deferred distribution date following the termination of the Participant’s Service. Notwithstanding the foregoing, the following limitations shall apply with respect to the vesting schedules established for the Awards made under the Stock Issuance Program, subject to the acceleration provisions in Paragraphs B.6 and B.7 below and Section II of this Article Three:
(i)    for any such Award which is to vest on the basis of Service, the minimum vesting period shall be three (3) years, with the rate of vesting over that period to be determined by the Plan Administrator; and
(ii)     for any such Award which is to vest on the basis of performance objectives, the performance period shall have a duration of at least one year.
The foregoing minimum vesting requirements shall not be applicable to any Awards made under the Stock Issuance Program to an individual who is at the time of such Award serving solely in the capacity of a non-employee Board member; provided, however, that any Award made under the Stock Issuance Program to such non-employee Board member must have a minimum vesting period of at least one year, with not greater than monthly pro-rated vesting over that period.
2.    The Plan Administrator shall also have the discretionary authority, consistent with Code Section 162(m), to structure one or more Awards under the Stock Issuance Program so that the shares of Common Stock subject to those Awards shall vest (or vest and become issuable) upon the achievement of pre-established corporate performance objectives based on one or more Performance Goals and measured over the performance period specified by the Plan Administrator at the time of the Award.
3.    Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant’s unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares, spin-off transaction, extraordinary dividend or distribution or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant’s unvested shares of Common Stock and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate. Equitable adjustments to reflect each such transaction shall also be made by the Plan Administrator to the repurchase price payable per share by the Corporation for any unvested securities subject to its existing repurchase rights under the Plan; provided the aggregate repurchase price shall in each instance remain the same.
4.    The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to the Participant under the Stock Issuance Program, whether or not the Participant’s interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any dividends paid on such shares, subject to any applicable vesting requirements, including (without limitation) the requirement that any dividends paid on shares subject to performance-vesting conditions shall be held in escrow by the Corporation and shall not vest or actually be paid to the Award holder prior to the time those shares vest. The Participant shall not have any stockholder rights with respect to the shares of Common Stock subject to a performance share or restricted stock unit Award until that Award vests and the shares of Common Stock are actually issued thereunder. However, dividend-equivalent units may be paid or credited, either in cash or in actual or phantom shares of Common Stock, on outstanding performance share or restricted stock unit Awards, subject to such terms and conditions as the Plan Administrator may deem appropriate; provided, however, that no such dividend-equivalent units relating to Awards subject to performance-vesting conditions shall vest or otherwise become payable prior to the time the underlying Award (or portion thereof to which such dividend-equivalents units relate) vests upon the attainment of the applicable performance goals and shall accordingly be subject to cancellation and forfeiture to the same extent as the underlying Award.
5.    Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent, the Corporation shall repay to the Participant the lower of (i) the cash consideration paid for the surrendered shares or (ii) the Fair Market Value of those shares at the time of cancellation.
6.    The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock which would otherwise occur upon the cessation of the Participant’s Service or the non-attainment of the performance objectives applicable to those shares, but only to the extent such waiver is effected in connection with (i) the Participant’s cessation of Service by reason of death, Permanent Disability, Retirement or Involuntary Termination or (ii) the consummation of a Change in Control transaction. Any such waiver shall result in the immediate vesting of the Participant’s interest in the shares of Common Stock as to which the waiver applies. However, no vesting requirements tied to the attainment of performance objectives may be waived with respect to shares which were intended at the time of issuance to qualify as performance-based compensation under Code Section 162(m), except in the event of the Participant’s cessation of Service by reason of death or Permanent Disability or as otherwise provided in Section II of this Article Three.
7.    Outstanding performance shares or restricted stock units under the Stock Issuance Program shall automatically terminate, and no shares of Common Stock shall actually be issued in satisfaction of those Awards, if the performance goals or Service requirements established for those Awards are not attained or satisfied. The Plan Administrator, however, shall have the discretionary authority to issue vested shares of Common Stock under one or more outstanding Awards of performance shares or restricted stock units as to which the designated performance goals or Service requirements have not been attained or satisfied, but only in connection with (i) the Participant’s cessation of Service by reason of death, Permanent Disability, Retirement or Involuntary Termination or (ii) the consummation of a Change in Control transaction. However, no vesting requirements tied to the attainment of performance goals may be waived with respect to

Awards which were intended, at the time those Awards were made, to qualify as performance-based compensation under Code Section 162(m), except in the event of the Participant’s death or Permanent Disability or as otherwise provided in Section II of this Article Three.
8.    The following additional requirements shall be in effect for any performance shares awarded under this Article Three:
(i)    At the end of the performance period, the Plan Administrator shall determine the actual level of attainment for each performance objective and the extent to which the performance shares awarded for that period are to vest and become payable based on the attained performance levels.
(ii)    The performance shares which so vest shall be paid as soon as practicable following the end of the performance period, unless such payment is to be deferred for the period specified by the Plan Administrator at the time the performance shares are awarded or the period selected by the Participant in accordance with the applicable requirements of Code Section 409A.
(iii)    Performance shares may be paid in (i) cash, (ii) shares of Common Stock or (iii) any combination of cash and shares of Common Stock, as determined by the Plan Administrator in its sole discretion.
(iv)    Performance shares may also be structured so that the shares are convertible into shares of Common Stock, but the rate at which each performance share is to so convert shall be based on the attained level of performance for each applicable performance objective.

II.	CHANGE IN CONTROL
A.    Each Award outstanding under the Stock Issuance Program on the effective date of an actual Change in Control transaction may be (i) assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction or (ii) replaced with a cash incentive program of the successor corporation which preserves the Fair Market Value of the underlying shares of Common Stock at the time of the Change in Control and provides for the subsequent vesting and payment of that value in accordance with the same vesting and payment schedules in effect for those shares at the time of such Change in Control. To the extent any such Award is at the time subject to performance-vesting requirements tied to the attainment of one or more specified performance goals and the Plan Administrator does not at the time provide otherwise, those performance-vesting requirements shall upon the assumption, continuation or replacement of that Award be cancelled, and such Award shall thereupon be converted into a Service-vesting Award, based on an assumed attainment of the applicable performance goals at target level, that will vest in one or more increments over the Service-vesting period in effect for that Award immediately prior to the effective date of the Change in Control. However, to the extent any Award outstanding under the Stock Issuance Program on the effective date of such Change in Control Transaction is not to be so assumed, continued or replaced, that Award shall vest in full immediately prior to the effective date of the actual Change in Control transaction, and the shares of Common Stock underlying the portion of the Award that vests on such accelerated basis shall be issued in accordance with the applicable Award Agreement, unless such accelerated vesting is precluded by other limitations imposed in the Stock Issuance Agreement.
B.    Each outstanding Award under the Stock Issuance Program which is assumed in connection with a Change in Control or otherwise continued in effect shall be adjusted immediately after the consummation of that Change in Control so as to apply to the number and class of securities into which the shares of Common Stock subject to that Award immediately prior to the Change in Control would have been converted in consummation of such Change in Control had those shares actually been outstanding at that time, and appropriate adjustments shall also be made to the cash consideration (if any) payable per share thereunder, provided the aggregate amount of such consideration shall remain the same. To the extent the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption or continuation of the outstanding Awards, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control transaction, provided such common stock is readily traded on an established U.S. securities exchange or market.
C.    The Plan Administrator shall have the discretionary authority to structure one or more unvested Awards under the Stock Issuance Program so that the shares of Common Stock subject to those Awards shall automatically vest (or vest and become issuable) in whole or in part immediately prior to the effective date of an actual Change in Control transaction or upon the subsequent termination of the Participant’s Service by reason of an Involuntary Termination within a designated period following the effective date of that Change in Control transaction. The Plan Administrator’s authority under this Section II.C shall also extend to any Awards intended to qualify as performance-based compensation under Code Section 162(m), even though the automatic vesting of those Awards pursuant to this Section II.C may result in their loss of performance-based status under Code Section 162(m).

ARTICLE FOUR

INCENTIVE BONUS PROGRAM

I.	INCENTIVE BONUS TERMS
The Plan Administrator shall have full power and authority to implement one or more of the following incentive bonus programs under the Plan:
(i)    cash bonus awards (“Cash Awards”),
(ii)    performance unit awards (“Performance Unit Awards”), and
(iii)    dividend equivalent rights (“DER Awards”)
A.    Cash Awards. The Plan Administrator shall have the discretionary authority under the Plan to make Cash Awards which are to vest in one or more installments over the Participant’s continued Service with the Corporation or upon the attainment of specified performance goals. Each such Cash Award shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided however, that each such document shall comply with the terms specified below.
1.    The elements of the vesting schedule applicable to each Cash Award shall be determined by the Plan Administrator and incorporated into the Incentive Bonus Award Agreement.
2.    The Plan Administrator shall also have the discretionary authority, consistent with Code Section 162(m), to structure one or more Cash Awards so that those Awards shall vest upon the achievement of pre-established corporate performance objectives based upon one or more Performance Goals.
3.    Should the Participant cease to remain in Service while holding one or more unvested Cash Awards or should the performance objectives not be attained with respect to one or more such Cash Awards, then those Awards shall be immediately terminate, and the Participant shall not be entitled to any cash payment or other consideration with respect to those terminated Awards.
4.    Outstanding Cash Awards shall automatically terminate, and no cash payment or other consideration shall be due the holders of those Awards, if the performance goals or Service requirements established for the Awards are not attained or satisfied. The Plan Administrator may in its discretion waive the cancellation and termination of one or more unvested Cash Awards which would otherwise occur upon the cessation of the Participant’s Service or the non-attainment of the performance objectives applicable to those Awards. Any such waiver shall result in the immediate vesting of the Participant’s interest in the Cash Award as to which the waiver applies. Such wavier may be effected at any time, whether before or after the Participant’s cessation of Service or the attainment or non-attainment of the applicable performance objectives. However, no vesting requirements tied to the attainment of performance goals may be waived with respect to awards which were intended, at the time those awards were granted, to qualify as performance-based compensation under Code Section 162(m), except in the event of the Participant’s death or Permanent Disability or as otherwise provided in Section II of this Article Four.
5.    Cash Awards which become due and payable following the attainment of the applicable performance goals or satisfaction of the applicable Service requirement (or the waiver of such goals or Service requirement) may be paid in (i) cash, (ii) shares of Common Stock valued at Fair Market Value on the payment date or (iii) a combination of cash and shares of Common Stock as the Plan Administrator shall determine.
B.    Performance Unit Awards. The Plan Administrator shall have the discretionary authority to make Performance Unit Awards in accordance with the terms of this Article Four. Each such Performance Unit Award shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided however, that each such document shall comply with the terms specified below.
1.    A Performance Unit shall represent either (i) a unit with a dollar value range tied to the level at which pre-established performance objectives based on one or more Performance Goals are attained or (ii) a participating interest in a special bonus pool tied to the attainment of pre-established corporate performance objectives based on one or more Performance Goals. The amount of the bonus pool may vary with the level at which the applicable performance objectives are attained, and the value of each Performance Unit which becomes due and payable upon the attained level of performance shall be determined by dividing the amount of the resulting bonus pool (if any) by the total number of Performance Units issued and outstanding at the completion of the applicable performance period.
2.    Performance Units may also be structured to include a Service requirement which the Participant must satisfy following the completion of the performance period in order to vest in the Performance Units awarded with respect to that performance period.
3.    Performance Units which become due and payable following the attainment of the applicable performance objectives and the satisfaction of any applicable Service requirement may be paid in (i) cash, (ii) shares of Common Stock valued at Fair Market Value on the payment date or (iii) a combination of cash and shares of Common Stock as the Plan Administrator shall determine.
C.    DER Awards. The Plan Administrator shall have the discretionary authority to make DER Awards in accordance with the terms of this Article Four. Each such DER Award shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided however, that each such document shall comply with the terms specified below.
1.    The DER Awards may be made as stand-alone awards or in tandem with other Awards made under the Plan. The term of each such DER Award shall be established by the Plan Administrator at the time of grant, but no DER Award shall have a term in excess of ten (10) years.

2.    Each DER shall represent the right to receive the economic equivalent of each dividend or distribution, whether in cash, securities or other property (other than shares of Common Stock), which is made per issued and outstanding share of Common Stock during the term the DER remains outstanding. A special account on the books of the Corporation shall be maintained for each Participant to whom a DER Award is made, and that account shall be credited per DER with each such dividend or distribution made per issued and outstanding share of Common Stock during the term of that DER remains outstanding.
3.    Payment of the amounts credited to such book account may be made to the Participant either concurrently with the actual dividend or distribution made per issued and outstanding share of Common Stock or may be deferred for a period specified by the Plan Administrator at the time the DER Award is made or selected by the Participant in accordance with the requirements of Code Section 409A. In no event, however, shall any DER Award made with respect to an Award subject to performance-vesting conditions under the Stock Issuance or Incentive Bonus Program vest or become payable prior to the vesting of that Award (or the portion thereof to which the DER Award relates) upon the attainment of the applicable performance goals and shall accordingly be subject to cancellation and forfeiture to the same extent as the underlying Award.
4.    Payment may be paid in (i) cash, (ii) shares of Common Stock or (iii) a combination of cash and shares of Common Stock as the Plan Administrator shall determine If payment is to be made in the form of Common Stock, the number of shares of Common Stock into which the cash dividend or distribution amounts are to be converted for purposes of the Participant’s book account may be based on the Fair Market Value per share of Common Stock on the date of conversion, a prior date or an average of the Fair Market Value per share of Common Stock over a designated period, as the Plan Administrator shall determine in its sole discretion.
5.    The Plan Administrator shall also have the discretionary authority, consistent with Code Section 162(m), to structure one or more DER Awards so that those Awards shall vest only after the achievement of pre-established corporate performance objectives based upon one or more Performance Goals.

II.	CHANGE IN CONTROL
A.    The Plan Administrator shall have the discretionary authority to structure one or more Awards under the Incentive Bonus Program so that those Awards shall automatically vest in whole or in part immediately prior to the effective date of an actual Change in Control transaction or upon the subsequent termination of the Participant’s Service by reason of an Involuntary Termination within a designated period following the effective date of such Change in Control. To the extent any such Award is, at the time of such Change in Control, subject to performance vesting upon the attainment of one or more specified performance goals and the Plan Administrator does not at that time provide otherwise, the performance vesting condition shall automatically be cancelled on the effective date of such Change in Control, and such Award shall thereupon be converted into a Service-vesting Award, based on an assumed attainment of each applicable performance goal at target level, that will vest in one or more increments over the Service-vesting schedule in effect for that Award immediately prior to the Change in Control.

B.    The Plan Administrator’s authority under Section II.A shall also extend to any performance bonus awards intended to qualify as performance-based compensation under Code Section 162(m), even though the automatic vesting of those awards pursuant to such Paragraph A may result in their loss of performance-based status under Code Section 162(m).

ARTICLE FIVE

AUTOMATIC GRANT PROGRAM

I.	AWARD TERMS
A.    Automatic Grants. The Awards to be made pursuant to the Automatic Grant Program shall be as follows:
1.    Each individual who (i) was first elected or appointed as a non-employee Board member at any time on or after June 4, 2012 but prior to the Distribution Date (as defined in the attached Legacy Addendum) and (ii) was not a non-employee member of the Board of Directors of Alexander & Baldwin Holdings, Inc. prior to such election or appointment or did not otherwise have his or her outstanding A&B Holdings Awards (as such term is defined in the attached Legacy Addendum) replaced under the Legacy Addendum with substitute awards covering shares of the Corporation’s common stock was automatically granted, on the first trading day following the Distribution Date, an Award in the form of restricted stock units covering that number of shares of Common Stock (rounded up to the next whole share) determined by dividing the Applicable Dollar Amount by the Fair Market Value per share on such date, provided that individual had not been in the employ of the Predecessor Company or any Parent or Subsidiary during the twelve (12) months preceding the Distribution Date. For such purpose, the Applicable Dollar Amount was be Eight Three Thousand Three Hundred Thirty-Three Dollars ($83,333.00) per non-employee Board member.
2.    Each individual who is first elected or appointed as a non-employee Board member at any time after the Distribution Date shall automatically be granted, on the date of such initial election or appointment, an Award in the form of restricted stock units covering that number of shares of Common Stock (rounded up to the next whole share) determined by dividing the Applicable Dollar Amount by the Fair Market Value per share on such date, provided that individual has not been in the employ of the Corporation or any Parent or Subsidiary during the preceding twelve (12) months. The Applicable Dollar Amount shall be determined by the Plan Administrator at the time of each such grant, but in no event shall such amount exceed Three Hundred Thousand Dollars ($300,000.00) per non-employee Board member.
3.    On the date of each annual stockholders meeting, beginning with the 2013 Annual Meeting, each individual who will continue to serve as a non-employee Board member, whether or not such individual is standing for re-election at that particular meeting, shall automatically be granted an Award in the form of restricted stock units covering that number of shares of Common Stock (rounded up to the next whole share) determined by dividing the Applicable Annual Amount by the Fair Market Value per share on such date. There shall be no limit on the number of such annual grants any one continuing non-employee Board member may receive over his or her period of Board service, and non-employee Board members who have previously been in the employ of the Corporation (or any Parent or Subsidiary) shall be eligible to receive one or more such annual grants over their period of continued Board service. The Applicable Annual Amount shall be determined by the Plan Administrator on or before the date of the annual stockholders meeting at which those annual grants are to be made, but in no event shall exceed Three Hundred Thousand Dollars ($300,000.00).
3.    Each restricted unit awarded under this Article Five shall entitle the non-employee Board member to one share of Common Stock on the applicable issuance date following the vesting of that unit.
B.    Vesting of Awards and Issuance of Shares. Each restricted stock unit award made under this Article Five prior to October 24, 2017 shall vest in a series of three (3) successive equal annual installments upon the non-employee Board member’s completion of each year of Board service over the three (3)-year period measured from the Award date. Each restricted stock unit award made under this Article Five on or after October 24, 2017 shall vest in full upon the non-employee Board member’s completion of one (1) year of Board service measured from the Award date. Notwithstanding the foregoing, should a non-employee Board member cease Board service by reason of (i) death or Permanent Disability or (ii) retirement at or after age seventy two (72), then each restricted stock unit award made to such individual under this Article Five and outstanding at the time of such cessation of Board service shall immediately vest in full at that time. The shares of Common Stock underlying each restricted stock unit award which vests in accordance with the foregoing vesting provisions shall be issued as they vest; provided, however, that the Plan Administrator may allow one or more non-employee Board members to defer, in accordance with the applicable requirements of Code Section 409A and the regulations thereunder, the issuance of the shares beyond the vesting date to a designated date or until cessation of Board service or an earlier Change in Control.
C.    Dividend Equivalent Rights. Each restricted stock unit under this Article Five shall include a dividend equivalent right pursuant to which a book account shall be established for the non-employee Board member and credited from time to time with each dividend or distribution, whether in cash, securities or other property (other than shares of Common Stock) which is made per issued and outstanding share of Common Stock during the period the share of Common Stock underlying that restricted stock unit remains unissued. The amount credited to the book account with respect to such restricted stock unit shall be paid to the non-employee Board member concurrently with the issuance of the share of Common Stock underlying that unit, subject to the Corporation’s collection of any applicable withholding taxes.

II.	CHANGE IN CONTROL
Should the non-employee Board member continue in Board service until the effective date of an actual Change in Control transaction, then the shares of Common Stock subject to each outstanding restricted stock unit award made to such Board member under this Article Five shall, immediately prior to the effective date of that Change in Control transaction, vest in full and shall be issued to him or her as soon as administratively practicable thereafter, but in no event more than fifteen (15) business days after such effective date, except to the extent such issuance is subject to a deferred distribution date under Code Section 409A, or shall otherwise be converted into the right to receive the same consideration per share of Common Stock payable to the other stockholders in the Change in Control and distributed at the same time as such stockholder payments, subject to any applicable deferred distribution date under Code Section 409A.

ARTICLE SIX

MISCELLANEOUS

I.	DEFERRED COMPENSATION
A.    The Plan Administrator may, in its sole discretion, structure one or more Awards under the Stock Issuance or Incentive Bonus Programs so that the Participants may be provided with an election to defer the compensation associated with those Awards for federal income tax purposes. Any such deferral opportunity shall comply with all applicable requirements of Code Section 409A.
B.    The Plan Administrator may implement a non-employee Board member retainer fee deferral program under the Plan that allows the non-employee Board members the opportunity to elect, prior to the start of each calendar year, to convert the Board and Board committee retainer fees to be earned for that year into restricted stock units under the Stock Issuance Program that will defer the issuance of the shares of Common Stock that vest under those restricted stock units to a permissible date or event under Code Section 409A. If such program is implemented, the Plan Administrator shall have the authority to establish such rules and procedures as it deems appropriate for the filing of such deferral elections and the designation of the permissible distribution events under Code Section 409A.
C.    To the extent the Corporation maintains one or more separate non-qualified deferred compensation arrangements which allow the participants the opportunity to make notional investments of their deferred account balances in shares of Common Stock, the Plan Administrator may authorize the share reserve under the Plan to serve as the source of any shares of Common Stock that become payable under those deferred compensation arrangements. In such event, the share reserve under the Plan shall be reduced on a share-for-one share basis for each share of Common Stock issued under the Plan in settlement of the deferred compensation owed under those separate arrangements.
D.    To the extent there is any ambiguity as to whether any provision of any Award made under the Plan that is deemed to constitute a deferred compensation arrangement under Code Section 409A would otherwise contravene one or more requirements or limitations of such Code Section 409A and the Treasury Regulations thereunder, such provision shall be interpreted and applied in a manner that complies with the applicable requirements of Code Section 409A and the Treasury Regulations thereunder.

II.	TAX WITHHOLDING
A.    The Corporation’s obligation to deliver shares of Common Stock upon the exercise, issuance or vesting of an Award under the Plan shall be subject to the satisfaction of all applicable income and employment tax withholding requirements.

B.    The Plan Administrator may, in its discretion, structure one or more Awards so that shares of Common Stock may be used as follows to satisfy all or part of the Withholding Taxes to which such holders of those Awards may become subject in connection with the issuance, exercise, vesting or settlement of those Awards:
1.    Stock Withholding: The Corporation may be provided with the right to withhold, from the shares of Common Stock otherwise issuable upon the issuance, exercise or vesting of such Award or the issuance of shares of Common Stock thereunder, a portion of those shares with an aggregate Fair Market Value equal to the applicable Withholding Taxes. The shares of Common Stock so withheld shall reduce the number of shares of Common Stock authorized for issuance under the Plan.
2.    Stock Delivery: The Award holder may be provided with the right to deliver to the Corporation, at the time of the issuance, exercise or vesting of such Award or the issuance of shares of Common Stock thereunder, one or more shares of Common Stock previously acquired by such individual (other than in connection with the exercise, share issuance or share vesting triggering the Withholding Taxes) with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by the individual. The shares of Common Stock so delivered shall neither reduce the number of shares of Common Stock authorized for issuance under the Plan nor be added to the number of shares of Common Stock authorized for issuance under the Plan.

III.	EFFECTIVE DATE AND TERM OF THE PLAN
A.    The Plan was originally adopted by the Board of Directors of the Predecessor Company on the Plan Effective Date, and was approved by the sole stockholder of the Predecessor Company on the same date. On January 24, 2017 and October 24, 2017, the Plan was amended by the Predecessor Company and on November 8, 2017, the Plan was amended and restated and assumed by the Corporation upon the consummation of the Merger.
B.    Except otherwise provided in Section III.A of this Article Six, the Plan shall terminate upon the earliest to occur of (i) June 26, 2022, (ii) the date on which all shares available for issuance under the Plan shall have been issued as fully vested shares or (iii) the termination of all outstanding Awards in connection with a Change in Control. Should the Plan terminate on June 26, 2022, then all Awards outstanding at that time shall continue to have force and effect in accordance with the provisions of the documents evidencing those Awards.

IV.	AMENDMENT OF THE PLAN
A.    The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects; provided, however, that stockholder approval shall be required for any amendment to the Plan which materially increases the number of shares of Common Stock authorized for issuance under the Plan (other than pursuant to Section V.F of Article One), materially increases the benefits accruing to Optionees or Participants, materially expands the class of individuals eligible to participate in the Plan, expands the types of awards which may be made under the Plan or extends the term of the Plan or to the extent such stockholder approval may otherwise be required under applicable law or regulation or pursuant to the listing standards of the Stock Exchange on which the Common Stock is at the time primarily traded. However, no such amendment or modification shall adversely affect the rights and obligations with respect to Awards at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification.
B.    The Compensation Committee shall have the discretionary authority to adopt and implement from time to time such addenda or subplans to the Plan as it may deem necessary in order to bring the Plan into compliance with applicable laws and regulations of any foreign jurisdictions in which grants or awards are to be made under the Plan and/or to obtain favorable tax treatment in those foreign jurisdictions for the individuals to whom the grants or awards are made.
C.        Except as otherwise provided in Section IV.B of this Article Six, Awards may be made under the Plan that involve shares of Common Stock in excess of the number of shares then available for issuance under the Plan, provided no shares shall actually be issued pursuant to those Awards until the number of shares of Common Stock available for issuance under the Plan is sufficiently increased by stockholder approval of an amendment of the Plan authorizing such increase. If such stockholder approval is not obtained within twelve (12) months after the date the first excess Award is made, then all Awards granted on the basis of such excess shares shall terminate and cease to be outstanding.

V.	USE OF PROCEEDS
Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

VI.	REGULATORY APPROVALS
A.    The implementation of the Plan, the granting of any Award under the Plan and the issuance of any shares of Common Stock in connection with the issuance, exercise or vesting of any Award under the Plan shall be subject to the Corporation’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the Awards made under the Plan and the shares of Common Stock issuable pursuant to those Awards.
B.    No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of applicable securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any Stock Exchange on which Common Stock is then listed for trading.

VII.	NO EMPLOYMENT/SERVICE RIGHTS
Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person)

or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person’s Service at any time for any reason, with or without cause.

APPENDIX
The following definitions shall be in effect under the Plan:
A.    1934 Act shall mean the Securities Exchange Act of 1934, as amended.
B.    2013 Annual Meeting shall mean the 2013 annual meeting of the Predecessor Company’s stockholders.
C.    Automatic Grant Program shall mean the automatic grant program in effect for non-employee Board members under Article Five of the Plan.
D.    Award shall mean any of the following awards authorized for issuance or grant under the Plan: stock options, stock appreciation rights, direct stock issuances, restricted stock or restricted stock unit awards, performance shares, performance units, dividend-equivalent rights and cash incentive awards.
E.    Award Agreement shall mean the agreement(s) between the Corporation and the Optionee or Participant evidencing a particular Award made to that individual under the Plan, as such agreement(s) may be in effect from time to time
F.    Board shall mean the Corporation’s Board of Directors.
G.    Cause shall, with respect to each Award made under the Plan, be defined in accordance with the following provisions:
-    Cause shall have the meaning assigned to such term in the Award Agreement for the particular Award or in any other agreement incorporated by reference into the Award Agreement for purposes of defining such term.
-    In the absence of any other Cause definition in the Award Agreement for a particular Award (or in any other agreement incorporated by reference into the Award Agreement), an individual’s termination of Service shall be deemed to be for Cause if such termination occurs by reason his or her commission of any act of fraud, embezzlement or dishonesty, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner.
H.    Change in Control shall, with respect to each Award made under the Plan, be defined in accordance with the following provisions:
-    Change in Control shall have the meaning assigned to such term in the Award Agreement for the particular Award or in any other agreement incorporated by reference into the Award Agreement for purposes of defining such term.

-    In the absence of any other Change in Control definition in the Award Agreement (or in any other agreement incorporated by reference into the Award Agreement), Change in Control shall mean a change in ownership or control of the Corporation effected through any of the following transactions:
(i)    a merger, consolidation or other reorganization approved by the Corporation’s stockholders, unless securities representing fifty percent (50%) or more of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation’s outstanding voting securities immediately prior to such transaction,
(ii)    a sale, transfer or other disposition of all or substantially all of the Corporation’s assets,
(iii)    the closing of any transaction or series of related transactions pursuant to which any person or any group of persons comprising a “group” within the meaning of Rule 13d-5(b)(1) of the 1934 Act (other than the Corporation or a person that, prior to such transaction or series of related transactions, directly or indirectly controls, is controlled by or is under common control with, the Corporation) acquires directly or indirectly (whether as a result of a single acquisition or by reason of one or more acquisitions within the twelve (12)-month period ending with the most recent acquisition) beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing (or convertible into or exercisable for securities possessing) thirty-five percent (35%) of the total combined voting power of the Corporation’s securities (as measured in terms of the power to vote with respect to the election of Board members) outstanding immediately after the consummation of such transaction or series of related transactions, whether such transaction involves a direct issuance from the Corporation or the acquisition of outstanding securities held by one or more of the Corporation’s existing stockholders, or
(iv)    a change in the composition of the Board over a period of twelve (12) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.
I.    Code shall mean the Internal Revenue Code of 1986, as amended.
J.    Common Stock shall mean the Corporation’s common stock.

K.    Compensation Committee shall mean the Compensation Committee of the Board comprised of two (2) or more non-employee Board members.
L.    Corporation shall mean Alexander & Baldwin, Inc., a Hawaii corporation formerly known as “Alexander & Baldwin REIT Holdings, Inc.” that has by appropriate action assumed this Plan in connection with the Merger, and any subsequent corporate successor to all or substantially all of the assets or voting stock of Alexander & Baldwin, Inc. which has by appropriate action assumed the Plan.
M.    Discretionary Grant Program shall mean the discretionary grant program in effect under Article Two of the Plan pursuant to which stock options and stock appreciation rights may be granted to one or more eligible individuals.
N.    Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary, whether now existing or subsequently established), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.
O.    Exercise Date shall mean the date on which the Corporation shall have received written notice of the option exercise.
P.    Fair Market Value per share of Common Stock on any relevant date shall be the closing selling price per share of Common Stock at the close of regular hours trading (i.e., before after-hours trading begins) on date on question on the Stock Exchange serving as the primary market for the Common Stock, as such price is reported by the National Association of Securities Dealers (if primarily traded on the Nasdaq Global Select Market) or as officially quoted in the composite tape of transactions on any other Stock Exchange on which the Common Stock is then primarily traded. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.
Q.    Family Member shall mean, with respect to a particular Optionee or Participant, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law.
R.    Good Reason shall, with respect to each Award made under the Plan, be defined in accordance with the following provisions:
-    Good Reason shall have the meaning assigned to such term in the Award Agreement for the particular Award or in any other agreement incorporated by reference into the Award Agreement for purposes of defining such term.
-    In the absence of any other Good Reason definition in the Award Agreement (or in any other agreement incorporated by reference into the Award Agreement), Good Reason shall mean an individual’s voluntary resignation following the occurrence of any of the following events effected without such individual’s consent: (A) a change in his or her position with the Corporation (or any Parent or Subsidiary) which materially reduces his or her duties and responsibilities or the level of management to which he or she reports, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and target bonus under any corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual’s place of employment by more than fifty (50) miles or (D) the failure by the Corporation to continue in effect any stock option or other equity-based plan in which such individual is participating, or in which such individual is entitled to participate, immediately prior to a change in control of the Corporation, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan; or the failure by the Corporation to continue such individual’s participation therein (or in such substitute or alternative plan) on a substantially equivalent basis, both in terms of the amount or timing of payment of benefits provided and the level of such individual’s participation relative to other participants, as existed immediately prior to the change in control of the Corporation.
S.    Incentive Bonus Program shall mean the incentive bonus program in effect under Article Four of the Plan.
T.    Incentive Option shall mean an option which satisfies the requirements of Code Section 422.
U.    Involuntary Termination shall mean the termination of the Service of any individual which occurs by reason of:
(i)    such individual’s involuntary dismissal or discharge by the Corporation (or any Parent or Subsidiary) for reasons other than for Cause, or
(ii)    such individual’s voluntary resignation for Good Reason.
V.    Legacy Addendum shall mean the Legacy Addendum to the Corporation’s Amended and Restated 2012 Incentive Compensation Plan, as such addendum may be amended from time to time.
W.    Merger shall have the meaning set forth in the Explanatory Note on the first page of this Plan.
X.    Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.
Y.    Optionee shall mean any person to whom an option is granted under the Discretionary Grant or Automatic Grant Program.
Z.    Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
AA.    Participant shall mean any person who is issued (i) shares of Common Stock, restricted stock units, performance shares, performance units or other stock-based awards under the Stock Issuance Program or (ii) an incentive bonus award under the Incentive Bonus Program.
BB.    Permanent Disability or Permanently Disabled shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more. However, solely for purposes of the Automatic Grant Program, Permanent Disability or Permanently Disabled shall mean the inability of the non-employee Board member to perform his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.
CC.    Performance Goals shall mean any of the following performance criteria upon which the vesting of one or more Awards under the Plan may be based: (i) cash flow; (ii) earnings (including earnings before interest and taxes, earnings before taxes, earnings before interest, taxes, depreciation, amortization and charges for stock-based compensation, earnings before interest, taxes, depreciation and amortization, and net earnings); (iii) earnings per share; (iv) growth in earnings or earnings per share; (v) stock price; (vi) return on equity or average stockholder equity; (vii) total stockholder return or growth in total stockholder return either directly or in relation to a comparative group; (viii) return on capital; (ix) return on assets or net assets; (x) invested capital, required rate of return on capital or return on invested capital; (xi) revenue, growth in revenue or return on sales; (xii) income or net income; (xiii) operating income, net operating income or net operating income after tax; (xiv) operating profit or net operating profit; (xv) operating margin or gross margin; (xvi) return on operating revenue or return on operating profit; (xvii) collections and recoveries, (xviii) property purchases, sales, investments and construction goals, (xix) application approvals, (xx) litigation and regulatory resolution goals, (xxi) occupancy or occupancy rates, (xxii) leases, contracts or financings, including renewals, (xxiii) overhead, savings, G&A and other expense control goals, (xxiv) budget comparisons, (xxv) growth in stockholder value relative to the growth of the S&P 400 or S&P 400 Index, the S&P Global Industry Classification Standards (“GICS”) or GICS Index, or another peer group or peer group index; (xxvi) credit rating; (xxvii) development and implementation of strategic plans and/or organizational restructuring goals; (xxviii) development and implementation of risk and crisis management programs; (xxix) improvement in workforce diversity; (xxx) net cost per ton; (xxxi) number of units or size of units delivered; (xxxii) compliance requirements and compliance relief; (xxxiii) safety goals; (xxxiv) productivity goals; (xxxv) workforce management and succession planning goals; (xxxvi) economic value added (including typical adjustments consistently applied from generally accepted accounting principles required to determine economic value added performance measures); (xxxvii) measures of  customer satisfaction, employee satisfaction or staff development; (xxxviii) development or marketing collaborations, formations of joint ventures or partnerships or the completion of other similar transactions intended to enhance the Corporation’s revenue or profitability or enhance its customer base; (xxxix) merger and acquisitions; and (xl) other similar criteria consistent with the foregoing. In addition, such performance criteria may be based upon the attainment of specified levels of the Corporation’s performance under one or more of the measures described above relative to the performance of other entities and may also be based on the performance of any of the Corporation’s business units or divisions or any Parent or Subsidiary. Each applicable Performance Goal may include a minimum threshold level of performance below which no Award will be earned, levels of performance at which specified portions of an Award will be earned and a maximum level of performance at which an Award will be fully earned. Each applicable performance goal may be structured at the time of the Award to provide for appropriate adjustment for one or more of the following items: (A) asset impairments or write-downs; (B) litigation judgments or claim settlements; (C) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (D) accruals for reorganization and restructuring programs; (E) any extraordinary nonrecurring items; (F) the operations of any business acquired by the Corporation; (G) the divestiture of one or more business operations or the assets thereof; (H) the effects of any corporate transaction, such as a merger, consolidation, separation (including spin-off or other distributions of stock or property by the Corporation) or reorganization (whether or not such reorganization is within the definition of that term in Code Section 368) any (I) other adjustment consistent with the operation of the Plan.
DD.    Plan shall mean the Alexander & Baldwin, Inc. Amended and Restated 2012 Incentive Compensation Plan, as amended and restated in this document and assumed by the Corporation upon consummation of the Merger.
EE.    Plan Administrator shall mean the particular entity, whether the Compensation Committee (or subcommittee thereof), the Board or the Secondary Board Committee, which is authorized to administer the Discretionary Grant and Stock Issuance Programs with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under the Plan with respect to the persons under its jurisdiction.
FF.    Plan Effective Date shall mean June 28, 2012.
GG.    Predecessor Company shall mean the Hawaii limited liability company which was formed as a Hawaii Corporation known as “A & B II, Inc.” and known as “Alexander & Baldwin, Inc.” from the Distribution Date (as defined in the Legacy Addendum) until the date of the Merger. Following the Merger, the Predecessor Company, then a wholly-owned subsidiary of the Corporation, converted into a Hawaii limited liability company known as “Alexander & Baldwin Investments, LLC”.
HH.    Retirement shall mean (i) the Participant’s termination of Service on or after attainment of age sixty-five (65) or (ii) the Participant’s early retirement, with the prior approval of the Corporation (or Parent or Subsidiary employing Participant), on or after attainment of age fifty-five (55) and completion of at least five (5) years of Service.
II.    Secondary Board Committee shall mean a committee of one or more Board members appointed by the Board to administer the Plan with respect to eligible persons other than Section 16 Insiders.

JJ.    Section 16 Insider shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.
KK.    Service shall mean the performance of services for the Corporation (or any Parent or Subsidiary, whether now existing or subsequently established) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance. For purposes of the Plan (but subject to the provisions of Legacy Addendum applicable to Substitute Awards and Substitute Director Awards thereunder), an Optionee or Participant shall be deemed to cease Service immediately upon the occurrence of the either of the following events: (i) the Optionee or Participant no longer performs services in any of the foregoing capacities for the Corporation or any Parent or Subsidiary or (ii) the entity for which the Optionee or Participant is performing such services ceases to remain a Parent or Subsidiary of the Corporation, even though the Optionee or Participant may subsequently continue to perform services for that entity. Service shall not be deemed to cease during a period of military leave, sick leave or other personal leave approved by the Corporation; provided, however, that should such leave of absence exceed three (3) months, then for purposes of determining the period within which an Incentive Option may be exercised as such under the federal tax laws, the Optionee’s Service shall be deemed to cease on the first day immediately following the expiration of such three (3)-month period, unless Optionee is provided with the right to return to Service following such leave either by statute or by written contract. Except to the extent otherwise required by law or expressly authorized by the Plan Administrator or by the Corporation’s written policy on leaves of absence, no Service credit shall be given for vesting purposes for any period the Optionee or Participant is on a leave of absence.
LL.    Stock Exchange shall mean the American Stock Exchange, the Nasdaq Global Market or the New York Stock Exchange.
MM.    Stock Issuance Agreement shall mean the agreement entered into by the Corporation and the Participant at the time of issuance of shares of Common Stock under the Stock Issuance Program.
NN.    Stock Issuance Program shall mean the stock issuance program in effect under Article Three of the Plan.
OO.    Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. The term Subsidiary shall also include any wholly-owned limited liability company in such chain of subsidiaries.
PP.    10% Stockholder shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

QQ.    Withholding Taxes shall mean the applicable federal and state income and employment withholding taxes to which the holder of an Award under the Plan may become subject in connection with the issuance, exercise or vesting of that Award or the issuance of shares of Common Stock thereunder.

LEGACY ADDENDUM
TO
ALEXANDER & BALDWIN, INC.
AMENDED AND RESTATED
2012 INCENTIVE COMPENSATION PLAN
Explanatory Note: The terms of the Legacy Addendum as set forth below were implemented in 2012 and are applicable to Substitute Awards and Substitute Director Awards (each as defined herein) for so long as such awards remain outstanding. No additional awards may be made under this Legacy Addendum. For purposes of this Legacy Addendum, “Corporation” may refer to the Corporation or to the Predecessor Company as applicable.

I.	PURPOSE OF THE ADDENDUM
This Addendum to the Plan (the “Legacy Addendum”) shall provide the Compensation Committee in its capacity as Plan Administrator with the authority to effect the equity awards contemplated by the terms of Article VII of the Employee Matters Agreement between Alexander & Baldwin Holdings, Inc. (“A&B Holdings”) and the Corporation (known at that time as A & B II, Inc.) dated as of June 8, 2012 (the “Employee Matters Agreement”) in connection with the separation of the Corporation from A&B Holdings through the spin-off distribution of all the outstanding shares of the Corporation’s common stock to the holders of the outstanding A&B Holdings common stock (the “A&B Distribution”) on the specified record date as set forth in the Separation and Distribution Agreement between A&B Holdings and the Corporation, dated as of June 8, 2012. The date on which the A&B Distribution is effected is hereby designated the “Distribution Date.”
Pursuant to the Employee Matters Agreement, all stock options and restricted stock unit awards (with and without dividend equivalent rights) pertaining to shares of A&B Holdings common stock that are outstanding at the close of market on the Distribution Date (collectively referred to as “A&B Holdings Awards”) and held by the New A&B Employees (as defined in the Employee Matters Agreement) shall be cancelled at that time and immediately replaced with substitute awards covering shares of the Corporation’s common stock (referred to herein as the “Substitute Awards”), adjusted as set forth in the Employee Matters Agreement and in this Legacy Addendum.
In addition, this Legacy Addendum shall provide the Compensation Committee in its capacity as Plan Administrator with the authority to issue equity awards to members of the Board of Directors of A&B Holdings who, prior to the Distribution Date and in connection with the A&B Distribution, resign from that Board and become members of the Corporation’s Board (“Transferred Directors”) which will replace their stock options and restricted stock unit awards (with and without dividend equivalent rights) pertaining to shares of A&B Holdings common stock that are outstanding at the close of market on the Distribution Date. However, the term Transferred Directors shall also include any individual who is a member of the Board of Directors of both the Corporation and A&B Holdings immediately prior to the A&B Distribution and who is also at that time serving as the lead independent director of the Corporation’s Board of Directors.

II.	ASSUMED A&B PLANS
Each A&B Holdings Award that is (i) outstanding under any of the following Alexander & Baldwin, Inc. equity incentive plans assumed by A&B Holdings in connection with the June 2012 merger of Alexander & Baldwin, Inc. with a wholly-owned A&B Holdings subsidiary (collectively, the “Assumed A&B Plans”) and (ii) held by a New A&B Employee at the close of market on the Distribution Date will be cancelled at that time and will be immediately replaced with a Substitute Award covering shares of the Corporation’s common stock (“Shares”) pursuant to the provisions of Article V of this Legacy Addendum:

(i)    Amended and Restated Alexander & Baldwin, Inc. 2007 Incentive Compensation Plan;
(ii)    Alexander & Baldwin, Inc. 1998 Stock Option/Stock Incentive Plan, as amended on October 25, 2000, January 24, 2002, February 24, 2005, June 22, 2006, and October 26, 2006, respectively; and
(iii)    Alexander & Baldwin, Inc. 1998 Non-Employee Director Stock Option Plan, as amended on October 25, 2000, February 26, 2004, June 24, 2004, and October 26, 2006.
In addition, any outstanding equity awards held under any of the Assumed A&B Plans at the close of market on the Distribution Day by the Transferred Directors will be cancelled at that time and immediately replaced with Director Substitute Awards in accordance with the provisions of Article V of this Legacy Addendum.

III.	ADMINISTRATION
A.    All equity awards under this Legacy Addendum shall be made and administered by the Compensation Committee (or any subcommittee comprised of two (2) or members of the Compensation Committee).
B.    The Compensation Committee shall have full power and authority to interpret the provisions of this Legacy Addendum or any Substitute Award or Substitute Director Award made pursuant to this Legacy Addendum or any agreement evidencing such award. All decisions and determinations by the Compensation Committee with respect thereto shall be final, binding, and conclusive on all parties.

IV.	RECIPIENTS OF GRANTS PURSUANT TO THIS ADDENDUM
The individuals eligible to receive Substitute Awards and Substitute Director Awards pursuant to this Legacy Addendum shall be limited to those New A&B Employees and Transferred Directors who hold one or more A&B Holdings Awards under one or more of the Assumed A&B Plans (“Legacy Participants”) at the close of market on the Distribution Date. No awards other than such Substitute Awards or Substitute Director Awards will be made to Legacy Participants pursuant to this Legacy Addendum.

V.	TERMS AND CONDITIONS FOR SUBSTITUTION OF AWARDS IN CANCELLATION OF OUTSTANDING AWARDS UNDER THE ASSUMED PLANS
Each outstanding A&B Holdings Award held by a New A&B Employee or Transferred Director at the close of market on the Distribution Date shall be cancelled at that time and shall be immediately replaced with the appropriate Substitute Award or Substitute Director Award determined in accordance with the following parameters.
The substitution shall be effected by cancelling the outstanding A&B Holdings Award (with the shares of A&B Holdings common stock subject to each cancelled award to be returned to the Amended and Restated Alexander & Baldwin 2007 Incentive Compensation Plan as assumed by A&B Holdings) and by issuing a new award under this Legacy Addendum in substitution for such cancelled award in accordance with the following parameters:

(i)    The number of shares of the Corporation’s common stock subject to the Substitute Award or Substitute Director Award (as the case may be) shall be determined by multiplying the number of shares of A&B Holdings common stock subject to the A&B Holdings Award immediately prior to cancellation by a fraction the numerator of which is the sum of the closing “when issued” price per share of the Corporation’s common stock on the Distribution Date plus the closing price of A&B Holdings common stock as traded on an ex-distribution basis on that same trading day and the denominator is the closing “when issued” price of the Corporation’s common stock on the Distribution Date. Any fractional share per award will be rounded down to the next whole share.

(ii)    The exercise price per share for each Substitute Award or Substitute Director Award that is a stock option grant shall be determined by multiplying the exercise per share in effect for the A&B Holdings Award immediately prior to cancellation by a fraction the numerator of which is the closing “when issued” price per share of the Corporation’s common stock on the Distribution Date and the denominator is the sum of that “when issued” price plus the closing price per share of A&B Holdings common stock as traded on an ex-distribution basis on such Distribution Date. Any fractional cent will be rounded up to the nearest whole cent.

(iii)     The foregoing calculations as to the number of shares of the Corporation’s common stock subject to the Substitute Award or Substitute Director Award and the exercise price in effect for each Substitute Award or Substitute Director Award that is a stock option grant are intended to ensure that the spread between the aggregate fair market value of the adjusted number of shares of the Corporation’s common stock purchasable under each Substitute Award or Substitute Director Award and the aggregate Exercise Price (if any) payable for those shares immediately after the A&B Distribution remains substantially equal to (and not greater than) the same spread that existed immediately prior to the A&B Distribution between the aggregate fair market value of the number of shares of A&B Holdings common stock subject to the cancelled A&B Holdings Award immediately prior to cancellation and the aggregate exercise price (if any) in effect at that time for those shares under the cancelled award. Such calculations are also intended to preserve on a per-share basis, immediately after the A&B Distribution, the same ratio of exercise price per option share to fair market value per share which existed under each cancelled A&B Holdings Award (to the extent that award is a stock option grant) immediately prior to the A&B Distribution.

(iv)    Notwithstanding the cancellation of the A&B Holdings Award, any amounts that are at the time of cancellation credited to the Participant under that award pursuant to any dividend-equivalent rights provided under that award but that have not yet been distributed shall subsequently be distributed to the Participant in accordance with the distribution provisions (including the timing and method of distribution) applicable to such dividend equivalent rights, and nothing in the Substitute Award or Substitute Director Award shall affect the Participant’s right and entitlement to receive such credited amount in accordance with the terms and conditions of those distribution provisions. However, the Participant shall have no further dividend equivalent rights under the cancelled A&B Holdings Award with respect to any dividends or distributions paid on A&B Holdings common stock on or after the cancellation date, but shall have continuing dividend-equivalent rights under the Substitute Award or Substitute Director Award with respect to any dividends or distribution paid on the Corporation’s common stock; provided, however, that no such dividend-equivalent rights shall be provided with respect to any stock option grants made pursuant to this Addendum.

(v)    The remaining terms and provisions of each such Substitute Award or Substitute Director Award shall be the same as the terms and provisions that are in effect under the cancelled A&B Holdings Award to which it pertains immediately prior to cancellation, including (without limitation) the same vesting schedule and applicable issuance dates, the same expiration date and other applicable termination provisions, the same applicable exercise procedures and the same dividend equivalent rights (if applicable), except that (A) all references in the cancelled A&B Holdings Award to A&B Holdings shall be replaced with references to the Corporation, (B) the shares of common stock issuable under Substitute Award or Substitute Director Award shall be shares of the Corporation’s common stock and (iii) the foregoing adjustments to the number of shares and the exercise price (if any) shall be reflected in the new award agreement.

In addition, each such Substitute Award or Substitute Director Award shall contain the following special Service credit and Separation from Service provisions:

A.    For purposes of the Award, the following provisions shall govern the determination of the Legacy Participant’s period of Service:

(i)     The Legacy Participant shall be deemed to continue in Service for so long as the Legacy Participant performs services for the Corporation (or any Parent or Subsidiary) in one or more of the following capacities specified in the applicable A&B Holdings Award that the Substitute Award or Substitute Director Award replaces: Employee, non-employee member of the board of directors or a consultant or independent advisor.

(ii)    The Legacy Participant shall be deemed to cease Service immediately upon the occurrence of the either of the following events: (a) the Legacy Participant no longer performs services for the Corporation (or any Parent or Subsidiary) in any of the specified service capacities set forth in the applicable A&B Holdings Award that the Substitute Award or Substitute Director Award replaces or (b) the entity for which the Legacy Participant performs such services ceases to remain a Parent or Subsidiary of the Corporation, even though the Legacy Participant may subsequently continue to perform services for that entity.

(iii)    Notwithstanding the provisions of subparagraph (ii) above, should A&B Holdings effect a distribution of all of the outstanding common stock of the Corporation to the holders of the outstanding common stock of A&B Holdings in a spin-off transaction, then the Legacy Participant shall be deemed to continue in Service for so long as the Legacy Participant performs services following such spin-off distribution (and prior to the Legacy Participant’s Separation from Service date), in one or more of the service capacities set forth in the applicable A&B Holdings Award that the Substitute Award or Substitute Director Award replaces, with the Corporation (or any Parent (other than A&B Holdings) or Subsidiary of the Corporation), if the Legacy Participant’s Service relationship is with any of those entities immediately prior to the spin-off distribution. Accordingly, for so long as the Legacy Participant remains in such Service relationship following the spin-off distribution (and prior to the Legacy Participant’s Separation from Service date), the Award shall remain in full force and effect and the Legacy Participant shall continue to vest in such Award; and any post-Service exercise period for the Award shall not commence until the Legacy Participant no longer remains in the applicable Service relationship. However, should the Legacy Participant be a member of the Board of Directors of both A&B Holdings and the Corporation immediately prior to the spin-off distribution, then that Legacy Participant shall, for purposes of the foregoing provisions of this Service definition and the Separation from Service definition set forth below, be deemed to be solely in service of A&B Holdings immediately prior to the spin-off distribution, unless that Legacy Participant is also serving as the lead independent director of the Corporation’s Board of Directors immediately prior to the spin-off distribution, in which event that Legacy Participant shall be deemed hereunder to be solely in the service of the Corporation immediately prior to the spin-off distribution and shall accordingly be treated as a Transferred Director.

(iv)    For purposes of any existing service-vesting schedule in effect for any such Substitute Award or Substitute Director Award, the Legacy Participant

will receive appropriate service credit under each such Substitute Award or Substitute Director Award for his or her period of continuous service with A&B Holdings or its subsidiaries, in one or more of the service capacities set forth in the applicable A&B Holdings Award that such Substitute Award or Substitute Director Award replaces, through the date of the A&B Distribution.
(v)    Service as an Employee shall not be deemed to cease during a period of military leave, sick leave or other personal leave approved by the Corporation (or any Parent or Subsidiary) employing the Legacy Participant; provided, however, that the following special provisions shall be in effect for any such leave:

a.    Should the period of such leave (other than a disability leave) exceed six (6) months, then the Legacy Participant shall be deemed to cease Service and to incur a Separation from Service upon the expiration of the initial six (6)-month period of that leave, unless the Legacy Participant retains a right to re-employment under applicable law or by contract with the Corporation (or any Parent or Subsidiary) employing the Legacy Participant.

b.    Should the period of a disability leave exceed twenty-nine (29) months, then the Legacy Participant shall be deemed to cease Service and to incur a Separation from Service upon the expiration of the initial twenty-nine (29)-month period of that leave, unless the Legacy Participant retains a right to re-employment under applicable law or by contract with the Corporation (or any Parent or Subsidiary) employing Participant For such purpose, a disability leave shall be a leave of absence due to any medically determinable physical or mental impairment that can be expected to result in death or to last for a continuous period of not less than six (6) months and causes the Legacy Participant to be unable to perform the duties of his or her position of employment (or any substantially similar position of employment) with the Corporation (or any Parent or Subsidiary).

c.     Except to the extent otherwise required by law or expressly authorized by the Plan Administrator or by the written policy on leaves of absence of the Corporation, no Service credit shall be given for vesting purposes for any period the Legacy Participant is on a leave of absence.

(vi)    Notwithstanding anything to the contrary in the foregoing provisions of this Service definition, the Legacy Participant shall in all events be deemed to cease Service for all purposes of this Award immediately upon the Legacy Participant’s incurrence of a Separation from Service.

B.     The following provision shall be added to the “Separation from Service” definition in each Substitute Award or Substitute Director Award:

-    Notwithstanding the foregoing provisions of this definition, a Separation from Service will not be deemed to occur in the event that (i) A&B Holdings effects a distribution of all of the outstanding common stock of the Corporation to the holders of the outstanding common stock of A&B Holdings in a spin-off transaction and (ii) the Legacy Participant, if in the Service of the Corporation (or any Subsidiary of the Corporation) immediately prior to the spin-off distribution, continues to remain in such Service relationship immediately after the spin-off distribution. However, should the Legacy Participant experience a permanent reduction in his or her level of services to the less than fifty percent (50%) level specified in the preceding provisions of this Separation from Service definition, whether that reduction occurs before or after the spin-off distribution, then the Legacy Participant shall immediately upon such permanent reduction in the level of his or her services incur a Separation from Service.

VI.	AMENDMENT AND TERMINATION
The Board or the Compensation Committee may amend this Legacy Addendum from time to time or terminate this Legacy Addendum at any time; provided, however, that unless expressly provided otherwise in a Legacy Participant’s Substitute Award or Substitute Director Award, no such action shall adversely affect the terms and provisions of such award without the Legacy Participant’s consent.

VII.	EFFECTIVE DATE OF LEGACY ADDENDUM
This Legacy Addendum shall become effective on the Distribution Date, and all Substitute Awards or Substitute Director Awards made hereunder shall become effective immediately upon the close of business on the Distribution Date.

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